Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ARK GLOBAL ACQUISITION CORP.

March 5, 2021

The undersigned, for the purposes of amending the formation certificate of a corporation under the laws of the State of Delaware, does make, file, and record this Certificate of Amendment to Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”), and does hereby certify as follows:

ARTICLE 1

NAME

The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by changing the Article thereof numbered “1” so that, effective March 8, 2021, at 12:01 a.m., as amended, said Article shall be and read as follows:

The name of the corporation is Alkuri Global Acquisition Corp. (the “Corporation”).

[SIGNATURE APPEARS ON THE FOLLOWING PAGE.]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Amended and Restated Certificate of Incorporation of Ark Global Acquisition Corp. this 5th day of March 2021.

ARK GLOBAL ACQUISTION CORP.

By:	/s/ Richard Williams
Name:	Richard Williams
Title:	Chief Executive Officer

[Signature Page to Certificate of Amendment to Certificate of Incorporation]